[LOGO, STEELCLOUD]

14040 Park Center Road, Suite 210, Herndon, VA  20171; 703-674-5500;
Fax 703-674-5506 E-mail: info@steelcloud.com

FOR INVESTOR OR MARKETING INFORMATION CONTACT: WILLIAM D. HUGHES AT 703-674-5560, WHUGHES@STEELCLOUD.COM FOR FINANCIAL INFORMATION PLEASE ACCESS OUR WEB SITE AT WWW.STEELCLOUD.COM

PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

               STEELCLOUD ANNOUNCES FISCAL SECOND QUARTER RESULTS
         NON-RECURRING CHARGES ACCOUNT FOR NEARLY 45% OF QUARTERLY LOSS

Herndon, VA--June 22, 2006--SteelCloud, Inc. (Nasdaq: SCLD), a leading supplier of turnkey appliance servers, network security and infrastructure solutions, and professional IT services today announced financial results for its 2006 fiscal second quarter, which ended April 30, 2006. Revenues for the quarter were $7,292,869 a 24.7% decrease compared to $9,684,038 in the fiscal second quarter of 2005. The fiscal 2006 second quarter net loss was ($1,928,313) compared to a net profit of $367,809 in the second quarter of 2005. Net loss per share was ($.14) compared to a profit of $.03 per share in 2005.

The loss is attributed to product mix with lower-than-planned new server orders. Server revenues were adversely affected by delays in customer-supplied components on one major contract. The quarterly loss was worsened by $850,000 in non-recurring expenses which included inventory write-offs, income tax adjustments and non-recurring organizational expenses. Of these expenses, 75% were non-cash related.

The decrease in revenues from fiscal 2005 second quarter is directly attributable to a significant decrease in server product sales. Although some new server business materialized in fiscal 2006, these new programs are still too early and small to contribute significantly to the Company's revenue and gross profits at this time. As a result, FY 2006 Q2 profits decreased as gross margins were 14% compared to 26% in 2005.

Six-month, year-to-date revenues totaled $13,955,524, a decrease of 25.6% over the first six months of 2005 as server sales did not reach 2005 levels. Net income for the six-month period totaled a loss of ($2,759,197) compared to a profit of $782,602 for the corresponding period in 2005. Year-to-date gross margins (as a percentage of revenue) were approximately 17%, a decrease from 27% in the same period in 2005.

"Second quarter revenues were below expectations as were gross profit margins. Such performance was both disappointing and intolerable," said Clifton W. Sink, SteelCloud President & Chief Executive Officer. "To address cost issues I've cancelled programs that don't make sense at this time such as our ACS product, curtailed or eliminated all new non-revenue producing activities, terminated non-essential personnel, added a new marketing head and six sales executives and engineers. It is clear, that SteelCloud needs accountability on multiple fronts. The Company has overextended itself into certain markets and under anticipated demand and trends in other markets. The corrective steps I have taken are just the beginning. It is time to move this Company to a sustainable profitable model and deliver returns for our shareholders."


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

FISCAL 2006 SECOND QUARTER HIGHLIGHTS:

      o For the fifth consecutive quarter, new orders booked increased over the prior quarter.

      o Strategic partnerships accomplishments included becoming a subcontractor for Telos Corporation on their 5-year, $9 Billion Network Centric Solutions (NETCENTS) Air Force Contract

      o Received a three-year $3.4 Million contract for network security and management software to be used within the auspices of Department of Homeland Security.

      o     Cash Assets. Cash & cash equivalents were $3,853,791 on April 30,
            2006.

      o     Working Capital. Over $7.2 Million.

      o Current Ratio. Current assets are nearly 2 1/2 times our current liabilities.

      o Named Clifton W. Sink Vice President of Sales in April, 2006. Mr. Sink was subsequently promoted to CEO & President in June, 2006.

      o Awarded two patents. One for Wireless Network Security and one for Intrusion Detection.

As previously disclosed, SteelCloud's CEO and Chairman, Thomas P. Dunne, resigned and entered into a separation agreement with the Company effective June 16, 2006. The resignation was made in response to the results of an investigation by the Audit Committee of the Board relating to matters associated with the attempted exercise of certain employee stock options owned by Mr. Dunne. The matter giving rise to the investigation was discovered through operation of the Company's internal controls and procedures and did not result in any direct financial loss or have any direct effect on the Company's April 30, 2006 financial statements because no stock options were issued. Mr. Dunne has denied any wrongdoing in connection with this matter.

As previously announced, the Company will hold a telephone conference call at 11:00 AM EDT on Thursday, June 22 to discuss the release. Clifton W. Sink, SteelCloud President and Chief Executive Officer, will host the call. For investors interested in joining the telephone conference call, please dial 1-866-249-6463 (USA); for international calls dial 1-303-262-2175 and reference SteelCloud. A recording of the earnings call will be available until 11:59 PM EDT, June 29, 2006 and will be accessible by dialing 1-800-405-2236 (USA) or 1-303-590-3000 (International) and keying in 11064618.


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

ABOUT STEELCLOUD

SteelCloud is a leading provider of turnkey appliance servers, network security and infrastructure management solutions, and professional services. SteelCloud designs and manufactures specialized servers and appliances for volume users, large integrators and OEM customers. The Company delivers IT solutions in the form of security and infrastructure software, appliances, and professional services. In addition, the Company designs and develops proprietary SteelCloud products. SteelCloud's ISO 9001:2000 certified Quality Management System has procedures in place for continuous quality improvement in all aspects of its business. Over its 18-year history, SteelCloud has won numerous awards for technical excellence and outstanding customer service. SteelCloud can be reached at 703-674-5500. Additional information is available at www.steelcloud.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE FORWARD LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT ARE NOT NECESSARILY THE MOST LIKELY AND MAY NOT MATERIALIZE. IN ADDITION, OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FOLLOWING: BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH IN THE COMPUTER INDUSTRY AND GENERAL ECONOMY; COMPETITIVE FACTORS; ABILITY TO ATTRACT AND RETAIN PERSONNEL, INCLUDING KEY SALES AND MANAGEMENT PERSONNEL; THE PRICE OF THE COMPANY'S STOCK; AND THE RISK FACTORS SET FORTH FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORMS 10-Q; AND ANY REPORTS ON FORM 8K. STEELCLOUD TAKES NO OBLIGATION TO UPDATE OR CORRECT FORWARD-LOOKING STATEMENTS.


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

STEELCLOUD, INC.
CONSOLIDATED BALANCE SHEET

                                                                        OCTOBER 31,      APRIL 30,
                                                                           2005            2006
                                                                       ------------    ------------
                                                                                        (UNAUDITED)
                                ASSETS
Current assets
      Cash and cash equivalents                                        $  6,657,367    $  3,853,791
      Accounts receivable, net                                            5,777,154       6,472,956
      Inventory, net                                                      1,218,596       1,686,917
      Prepaid expenses and other current assets                             264,968         271,777
      Deferred contract cost                                                 94,549         289,882
                                                                       ------------    ------------
Total current assets                                                     14,012,634      12,575,323

      Property and equipment, net                                         1,255,666       1,182,356
      Equipment on lease, net                                               698,285         538,623
      Goodwill and other intangible assets, net                           4,571,992       4,514,435
      Deferred tax asset                                                    400,000              --
      Other assets                                                          114,060         105,462
                                                                       ------------    ------------

Total assets                                                           $ 21,052,637    $ 18,916,199
                                                                       ============    ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
      Accounts payable                                                 $  3,467,028    $  3,221,404
      Accrued expenses                                                      953,552       1,665,700
      Notes payable, current                                                 70,952          61,730
      Unearned revenue                                                      339,537         349,041
                                                                       ------------    ------------
Total current liabilities                                                 4,831,069       5,297,875

      Notes payable, long-term                                               63,088          36,699
      Other                                                                 161,166         164,663
                                                                       ------------    ------------
Total long-term liabilities                                                 224,254         201,362

Stockholders' equity
      Preferred stock, $.001 par value: 2,000,000 shares authorized, no shares issued and outstanding at October 31, 2005 and
        April 30, 2006                                                           --              --
      Common stock, $.001 par value: 50,000,000 shares authorized,
        14,449,271 and 14,609,274 shares issued at October 31, 2005
        and April 30, 2006, respectively                                     14,449          14,609
      Additional paid in capital                                         49,579,868      49,758,553
      Treasury stock, 400,000 shares at October 31, 2005 and
        April 30, 2006, respectively                                     (3,432,500)     (3,432,500)
      Accumulated deficit                                               (30,164,503)    (32,923,700)
                                                                       ------------    ------------
Total stockholders' equity                                               15,997,314      13,416,962
                                                                       ------------    ------------

Total liabilities and stockholders' equity                             $ 21,052,637    $ 18,916,199
                                                                       ============    ============


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

STEELCLOUD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                    THREE MONTHS ENDED               SIX MONTHS ENDED
                                                         APRIL 30,                       APRIL 30,
                                                   2005            2006            2005            2006
                                               ------------    ------------    ------------    ------------
Revenues
    Products                                   $  8,924,494    $  6,618,262    $ 17,147,952    $ 12,606,300
    Services                                        759,544         674,607       1,599,679       1,349,224
                                               ------------    ------------    ------------    ------------
Total revenues                                    9,684,038       7,292,869      18,747,631      13,955,524
                                               ------------    ------------    ------------    ------------
Cost of revenues
    Products                                      6,696,927       5,676,713      12,631,545      10,502,417
    Services                                        471,014         583,734       1,062,316       1,057,648
                                               ------------    ------------    ------------    ------------
Total cost of revenues                            7,167,941       6,260,447      13,693,861      11,560,065
                                               ------------    ------------    ------------    ------------
Gross profit                                      2,516,097       1,032,422       5,053,770       2,395,459

Selling and marketing                               367,608         711,978         809,593       1,212,152
Research and product development                    177,813         127,443         391,295         305,806
General and administrative                        1,578,450       1,704,362       3,024,794       3,208,398
Amortization of other intangible assets              28,779          28,779          57,557          57,557
                                               ------------    ------------    ------------    ------------
Income (loss) from operations                       363,447      (1,540,140)        770,531      (2,388,454)

Interest (income), net                               (4,362)        (11,827)        (12,071)        (29,257)
                                               ------------    ------------    ------------    ------------
Income (loss) before income taxes                   367,809      (1,528,313)        782,602      (2,359,197)

Provision for income taxes                               --         400,000              --         400,000
                                               ------------    ------------    ------------    ------------
Net income (loss)                                   367,809      (1,928,313)        782,602      (2,759,197)

Earnings (loss) per share:

    Basic earnings (loss) per share            $       0.03    $      (0.14)   $       0.06    $      (0.20)
    Diluted earnings (loss) per share          $       0.03    $      (0.14)   $       0.05    $      (0.20)

Weighted-average shares outstanding, basic
                                                 13,882,019      14,098,542      13,858,562      14,073,747
Weighted-average shares outstanding, diluted
                                                 14,633,702      14,098,542      14,482,490      14,073,747

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